Exhibit 10.6

MEDEQUITIES REALTY TRUST, INC.

2014 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

MedEquities Realty Trust, Inc., a Maryland corporation (the “Company”), hereby grants shares of its common stock, $0.01 par value per share (“Common Stock”), to the Grantee named below, subject to the vesting and other conditions set forth below. Additional terms and conditions of the grant are set forth in this cover sheet and in the attachment (collectively, the “Agreement”) and in the Company’s 2014 Equity Incentive Plan (as amended from time to time, the “Plan”). Capitalized terms used but not defined herein shall have the meanings given them in the Plan.

Name of Grantee:

Number of Restricted Shares of Common Stock (“Shares”):

Grant Date:

Vesting Schedule:

By your signature below, you agree to all of the terms and conditions described herein, in the attached Agreement and in the Plan, a copy of which is also attached. You acknowledge that you have carefully reviewed the Plan, and agree that the Plan will control in the event any provision of this cover sheet or Agreement should appear to be inconsistent.

Grantee:		Date:
(Signature)

Company:		Date:
(Signature)
Title:

Attachment

This is not a stock certificate or a negotiable instrument.

MEDEQUITIES REALTY TRUST, INC.

2014 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

Restricted Stock	This Agreement evidences an award of Shares in the number set forth on the cover sheet and subject to the vesting and other conditions set forth herein, in the Plan and on the cover sheet (the “Restricted Stock”).

Transfer of Unvested Restricted Stock	Except as authorized by the Committee in writing, unvested Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered, whether by operation of law or otherwise, nor may the Restricted Stock be made subject to execution, attachment or similar process. If you attempt to do any of these things without the Committee’s written authorization, the Restricted Stock will immediately become forfeited.

Issuance and Vesting	The Company will issue your Restricted Stock in the name set forth on the cover sheet.

Your rights under this Restricted Stock grant and this Agreement shall vest in accordance with the vesting schedule set forth on the cover sheet so long as you continue in Service through the vesting dates set forth on the cover sheet.

Evidence of Issuance	The issuance of the Shares under the grant of Restricted Stock evidenced by this Agreement shall be evidenced in such a manner as the Company, in its discretion, deems appropriate, including, without limitation, book-entry, direct registration or issuance of one or more share certificates, with any unvested Restricted Stock bearing the appropriate restrictions imposed by this Agreement. As your interest in the Restricted Stock vests, the recordation of the number of Restricted Stock attributable to you will be appropriately modified if necessary.

Forfeiture of Unvested Restricted Stock	Unless the termination of your Service triggers accelerated vesting of your Restricted Stock or other treatment pursuant to the terms of this Agreement, the Plan, or in an employment or any other written agreement between the Company or any Affiliate and you, you will automatically forfeit to the Company all of the unvested Restricted Stock in the event you are no longer providing Service.

Leaves of Absence	For purposes of this Agreement, your Service does not terminate when you go on a bona fide leave of absence that was approved by your employer in writing if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by applicable law. Your Service terminates in any event when the approved leave ends unless you immediately return to active employee work.

Your employer may determine, in its discretion, which leaves count for this purpose, and when your Service terminates for all purposes under the Plan in accordance with the provisions of the Plan. Notwithstanding the foregoing, the Company may determine, in its discretion, that a leave counts for this purpose even if your employer does not agree.

Withholding Taxes	You agree as a condition of this grant that you will make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the vesting or receipt of the Restricted Stock. In the event that the Company or any Affiliate determines that any federal, state, local or foreign tax or withholding payment is required relating to the vesting or receipt of Shares arising from this grant, the Company or any Affiliate shall have the right to require such payments from you, or withhold such amounts from other payments due to you from the Company or any Affiliate (including withholding the delivery of vested Shares otherwise deliverable under this Agreement).

Retention Rights	This Agreement and the grant evidenced hereby do not give you the right to be retained by the Company or any Affiliate in any capacity. Unless otherwise specified in an employment or other written agreement between the Company or any Affiliate and you, the Company or any Affiliate reserves the right to terminate your Service at any time and for any reason.

Stockholder Rights	You will be entitled to receive all dividends or other distributions made on outstanding Shares. No adjustments are made for dividends or other rights if the applicable record date occurs before an appropriate book entry is made (or your certificate is issued), except as described in the Plan.

Your grant shall be subject to the terms of Section 18 of the Plan in the event of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.

Legends	If and to the extent that the Shares are represented by certificates rather than book entry, all certificates representing the Shares issued under this grant shall, where applicable, have endorsed thereon the following legends:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SHARES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VESTING, FORFEITURE AND OTHER RESTRICTIONS ON TRANSFER. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY BY THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE.”

To the extent the Shares are represented by a book entry, such book entry will contain an appropriate legend or restriction similar to the foregoing.

Grantee’s Representation	In the event the Shares granted pursuant to this Agreement have not been registered under the Securities Act of 1933, as amended, at the time of grant or vesting, you shall, if required by the Company, concurrently with the grant or vesting of the Shares, deliver to the Company a completed Accredited Investor Questionnaire in the form attached hereto as Exhibit A.

Clawback	If the Company adopts a “clawback” or recoupment policy, this Award will be subject to repayment to the Company to the extent so provided under the terms of such policy.

Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of Maryland, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

The Plan	The text of the Plan is incorporated in this Agreement by reference.

Certain capitalized terms used in this Agreement are defined in the Plan, and have the meaning set forth in the Plan.

This Agreement and the Plan constitute the entire understanding between you and the Company regarding this grant; except that any written employment, consulting, confidentiality, non-competition, non-solicitation and/or severance agreement between you and the Company or any Affiliate shall supersede this Agreement with respect to its subject matter, including without limitation your employment agreement with the Company dated July 31, 2014. Any other prior agreements, commitments or negotiations concerning this grant are superseded.

Data Privacy	In order to administer the Plan, the Company may process personal data about you. Such data includes, but is not limited to, information provided in this Agreement and any changes thereto, other appropriate personal and financial data about you such as your contact information, payroll information and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan.

By accepting this grant, you give explicit consent to the Company to process any such personal data.

Code Section 409A	It is intended that this Award comply with Code Section 409A or an exemption to Code Section 409A, and this Award shall be interpreted accordingly. To the extent that the Company determines that you would be subject to the additional 20% tax imposed on certain non-qualified deferred compensation plans pursuant to Code Section 409A as a result of any provision of this Agreement, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Company. For purposes of this Award, a termination of Service only occurs upon an event that would be a Separation from Service within the meaning of Code Section 409A.

Section 83(b) Election	Absent advance written consent by the Committee, you may not make an election under Code Section 83(b) with regard to this grant of Restricted Stock, and any attempt to make such an election without first obtaining such consent shall result in the forfeiture of the Restricted Stock.

By signing this Agreement, you agree to all of the terms and conditions described above and in the Plan.

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